UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

   Pursuant to Section 13 OR 15(d) of The Securities and Exchange Act of 1834

        Date of Report (Date of earliest event reported): January 5, 2004

                        PEAK ENTERTAINMENT HOLDINGS, INC.
               (Exact name of registrant as specified in charter)



      Nevada                        33-18143-D              87-0449399
     (State or other jurisdiction   (Commission          (IRS Employer
      of incorporation)              File Number)         Identification No.)


          Bagshaw Hall, Bagshaw Hill, Bakewell, Derbyshire,    UK DE45 1DL
               (Address of principal executive offices)        (Zip Code)

       Registrant's telephone number, including area code: 44 1629 814555

                                 Not applicable.
         (Former name or former address, if changed since last report.)



Item 5.  Other Events.

On January 5, 2004, the Company completed transactions for the retirement of an aggregate of $1,000,000 in 12% convertible debentures due April 2004 and 2,215,000 common stock purchase warrants. The convertible debentures were convertible into shares of the Company's common stock at the lower of $1.00 or a 50% discount to the trading price of the common stock prior to the conversion. The warrants were exercisable at $0.31 per share. Those securities were issued pursuant to Securities Purchase Agreements dated as of February 28, 2002 and dated as of April 22, 2003. In consideration of the surrender of those securities, the Company paid $1,000,000 and 1,000,000 shares of the Company's unregistered common stock. The $1,000,000 payment consisted of $500,000 in cash and $500,000 paid by promissory notes due no later than March 22, 2004. The shares of common stock issued to the former debenture holders are accompanied by put rights, exercisable at $0.75 per share after a period of thirteen months and expiring in fourteen months.
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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                        PEAK ENTERTAINMENT HOLDINGS, INC.

Date:  January 9, 2004

                                          By:  /s/ Wilf Shorrocks
                                             ---------------------------
                                             Wilf Shorrocks, President